Item 24, Exhibit (b)(13)(i)

       	 SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

		                      ONE-YEAR PERIOD


	 Initial         Enrollment         Net
	 Payment     -   Fee           =    Purchase
                            					    Payments

	 $1,000          $0                 $1,000
	_____________________________________________

Number of       Unit Value  Gross         Annual            Ending
  Units    x       at   =   Surrender  -  Administration =  Redemption
Purchased        12/31/97   Value         Charge            Value

6.936           $188.325    $1,306         $0               $1,306


TOTAL RETURN FORMULA:

	P (1 + T) to the power of n = ERV

	$1,000.00 (1 + 30.62%) to the power of 1 = 1,306


Where: P  =  a hypothetical initial payment (of $1,000) invested
       	     on 12/31/96.
       T  =  average annual total return assuming reinvestment
       	     of dividends and capital gains distributions.
       n  =  A number of years
     ERV  =  ending redeemable value




Item 24, Exhibit (b)(13)(ii)

            	SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                   		       FIVE-YEAR PERIOD

       Initial         Enrollment            Net
       Payment    -    Fee             =     Purchase
	                                   				     Payment

       $1,000          $0                    $1,000
       	______________________________________________

 Number        Unit Value     Gross         Annual             Ending
 of Units   x  at end of   =  Surrender  -  Administration  =  Redemption
 Owned         each year      Value         Charge             Value

13.332        $ 85.055 (1993) $1,134        $0                $1,134
13.332          86.596         1,154         0                 1,154
13.332         116.231         1,550         0                 1,550
13.332         144.176         1,922         0                 1,922
13.332         188.325 (1997)  2,511         0                 2,511

TOTAL RETURN FORMULA:

	P (1 + T) to the power of n = ERV

	$1,000.00 (1 + 20.21%) to the power of 5 = 2,511


   Where: P  =   a hypothetical initial payment (of $1,000) invested
            		   on 12/31/92.
       	  T  =   average annual total return assuming reinvestment
            		   of dividends and capital gains distributions.
       	  n  =   A number of years
       	ERV  =   ending redeemable value



  Item 24, Exhibit (b)(13)(iii)

        	   SCHEDULE OF COMPUTATION FOR PERFORMANCE QUOTATIONS

                     			   TEN-YEAR PERIOD

	   Initial        Enrollment         Net Purchase
	   Payment    -   Fee           =    Payment

	   $1,000         $15                $985
   	_____________________________________________________

Number        Unit Value      Gross        Annual           Ending
of Units  x   at end      =   Surrender -  Administration = Redemption
Owned         of each year    Value        Charge*          Value

28.448        $44.032 (1988)  $1,253       $10              $1,243
28.221         56.416          1,592         0               1,592
28.221         53.234          1,502         0               1,502
28.221         65.668          1,853         0               1,853
28.221         75.010          2,117         0               2,117
28.221         85.055          2,400         0               2,400
28.221         86.596          2,444         0               2,444
28.221        116.231          3,280         0               3,280
28.221        144.176          4,069         0               4,069
28.221        188.325 (1997)   5,315         0               5,315


 TOTAL RETURN FORMULA:

	P (1 + T) to the power of n = ERV

	$1,000.00 (1 + 18.18%) to the power of 10 = 5,315


Where: P  =  a hypothetical initial payment (of $1,000) invested
           		on 12/31/87.
       T  =  average annual total return assuming reinvestment
           		of dividends and capital gains distributions.
       n  =  A number of years
     ERV  =  ending redeemable value

	* Represents an annual administration charge of $10.

For purposes of this example, the annual administration charge is computed by reference to the actual aggregate annual administration charges as a percentage of total assets held under the Contracts. The administration charge was eliminated on January 1, 1989.